Marcum & Kliegman LLP
                   Certified Public Accountants & Consultants
                         A Limited Liability Partnership
                     Consisting of Professional Corporations
                            130 Crossways Park Drive
                          Woodbury, New York 11797-2027
                              Phone (516) 390-1000
                               Fax (516) 390-1001



                                                  January 5, 1999


The Securities and Exchange Commission
Washington, D.C. 20549


To whom it may concern:

We have reviewed the filing of Prime Cellular, Inc. on Form 8-K dated December 23, 1998. We agree with the disclosures made by the Registrant included in Item 4 of the filing.


 Very truly yours,


/s/ Marcum & Kliegman LLP